Exhibit 4.1

  DEAN HELLER                                             CHARLES E. MOORE
Secretary of State           STATE OF NEVADA           Securities Administrator

 RENEE L. PARKER          [STATE SEAL OF NEVADA]          SCOTT W. ANDERSON
  Chief Deputy                                            Deputy Secretary
Secretary of State            OFFICE OF THE           for Commercial Recordings
                           SECRETARY OF STATE
  PAMELA RUCKEL                                               ELLICK HSU
 Deputy Secretary                                          Deputy Secretary
for Southern Nevada                                         for Elections


                             FILING ACKNOWLEDGEMENT
                                                                   March 1, 2005



JOB NUMBER                   CORPORATION NUMBER
C20050301-1488               C17516-2003

                             DOCUMENT FILING
FILING DESCRIPTION           NUMBER                    DATE/TIME OF FILING
Stock Split                  20050039229-82            March 1, 2005 11:03:38 PM

CORPORATION NAME                        RESIDENT AGENT
ZANN CORP.                              CAPITOL CORPORATE SERVICES, INC.




The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                                                      Respectfully,

                                                      /s/  DEAN  HELLER

                                                      DEAN  HELLER
                                                      Secretary  of  State


                          COMMERCIAL RECORDING DIVISION
                              200 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-5630


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          DEAN  HELLER                                    Entity  #
[NEVADA   Secretary  of  State                            C17516-2003
 STATE    204  North  Carson  Street, Suite  1            Document  Number
 SEAL]    Carson  City,  Nevada  89701-4299               20050039229-82
          (775)  684  5708
          Website:  secretaryofstate.biz                  Date  Filed:
                                                          3/1/2005  11:03:38  PM
--------------------------------------------              IN  THE  OFFICE  OF
|                                          |
|      Certificate  of  Change  Pursuant   |              /s/  Dean  Heller
|              to  NRS  78.209             |              DEAN  HELLER
|                                          |              SECRETARY  OF  STATE
--------------------------------------------

Important:  Read  attached  instructions               ABOVE  SPACE  IS  FOR
      before  completing  form.                         OFFICE  USE  ONLY

               Certificate  of  Change  filed  Pursuant  to  NRS  78.209
               --------------------------------------------------
                         For  Nevada  Profit  Corporations
                         ---------------------------------

1.  Name  of  corporation:
--------------------------------------------------------------------------------
ZANN  CORP.
--------------------------------------------------------------------------------

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
--------------------------------------------------------------------------------
4,000,000,000 shares of common stock, par value $0.001 per share; and 350,000,000 shares of preferred stock, par value $0.001 per share
--------------------------------------------------------------------------------

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
--------------------------------------------------------------------------------
11,428,572 shares of common stock, par value $0.001 per share; and 350,000,000 shares of preferred stock, par value $0.001 per share
--------------------------------------------------------------------------------

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
--------------------------------------------------------------------------------
one share of common stock, par value $0.001 per share, for each 350 shares of common stock, par value $0.001 per share;
one share of preferred stock, par value $0.001 per share, for each one share of preferred stock, par value $0.001 per share.
--------------------------------------------------------------------------------

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
--------------------------------------------------------------------------------
All fractional share amounts resulting from the reverse split will be rounded up to the next whole new share
--------------------------------------------------------------------------------

                                            ------------------------------------
7.  Effective  date  of  filing  (optional):    3/10/05
                                            ------------------------------------
                                              (must  not  be  later than 90 days
                                               after  the  certificate is filed)


                                                       -------------------------
8.  Officer  Signature:  /s/  Illegible                   CHAIRMAN  CEO
                      ----------------------------     -------------------------
                             Signature                        Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied           Nevada Secretary of State AM 78.209 2003
by appropriate fees.                                        Revised on: 10/24/03


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